Exhibit 23.2

CONSENT OF INDEPENDENT AUDITORS

We consent to the use of our report dated April 16, 2026, with respect to the consolidated financial statements of Inigo Limited, which report appears in the Form 8-K/A of Radian Group Inc. dated April 17, 2026 incorporated herein by reference.

/s/ KPMG LLP

London, England

August 10, 2026